EXHIBIT 10.2

                              CONVERSION AGREEMENT
                              --------------------


     This Conversion Agreement (this "Agreement") is made and entered into as of the 19th day of May, 2005, by and between by and between ABSOLUTE WASTE SERVICES, INC., a Florida corporation (the "Company"), and AUGUSTINE FUND, L.P., an Illinois limited partnership (the "Investor").

                                    RECITALS

     A. Through March 31, 2005, the Investor had advanced certain funds and other financial accommodations in an aggregate principal amount of $189,877, to, among other things, provide working capital and fund the operations of the Company (the "Existing Debt").

     B. The Investor has continued to make additional advances to the Company from and after April 1, 2005, and will consider further advances from time to time (the "Additional Advances") in order to fund, among other things, costs, fees and expenses (including attorneys' fees) incurred in connection with the Company's compliance with federal securities laws, including but not limited to the preparation and filing of the Company's filings required by federal and state securities laws, and such other costs, fees and expenses (including attorneys' fees) incurred by the Company in its efforts to observe and maintain corporate formalities and good standing as a Florida corporation (all such uses of Additional Advances, the "Compliance Costs").

     C. The Company and the Investor desire to (i) convert the Existing Debt into common stock of the Company at a conversion price of $0.004 per share, and
(ii) establish and document an arrangement to convert Additional Advances into shares of the Company's common stock.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises which are incorporated by reference herein, and the mutual covenants contained herein, the parties hereby agree as follows:

     1. Conversion of Existing Debt. Effective as of the date hereof, the Company and the Investor agree that all of the Existing Debt shall automatically be converted into common stock of the Company at a conversion price of $0.004 per share, such that the Investor will hold 47,469,250 shares of common stock of the Company (the "Conversion"), and that such Conversion shall satisfy in full all of the obligations of the Company under the Existing Debt.

     2. Additional Advances. Additional Advances may, at the option of the Investor upon notice to the Company, be converted into common stock of the Company at a conversion price of $0.004 per share (in each instance, an "Additional Conversion") until such time as (i) the Company has completed its efforts to observe and maintain regulatory and corporate formalities, or (ii) the Company can fund Compliance Costs from revenues or third party sources deemed by the Company's Board of Directors to be in the best interests of the Company and its stockholders. Such option to convert Additional Advances into common stock of the Company may only be exercised by the Investor within three
(3) days after the end of each of the Company's fiscal quarters until the option expires. Any amounts not converted shall be available for conversion in subsequent quarters.

     3. Exchange of Common Stock. As soon as practical after the date hereof, the Company shall deliver to the Investor a certificate or certificates representing the corresponding common stock (the "New Securities") in the amounts set forth in Section 1 of this Agreement. The Company shall be further obligated to promptly deliver to the Investor any certificate or certificates representing the corresponding common stock for any Additional Conversions made under Section 2 of this Agreement.

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     4. Further Assurance and Assistance. After the date hereof, each party from time to time shall, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be reasonably requested by the other party hereto in order to carry out the intents and purposes of this Agreement.

     5. Miscellaneous

     (a) Expenses. Each party hereto will pay, and save other parties hereto harmless from and against any and all liabilities for the payment of all costs and expenses incurred by or on behalf of such party in connection with this Agreement.

     (b) Successors and Assigns. Subject to the terms and conditions set forth herein, this Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors, assigns, heirs and personal representatives, as applicable.

     (c) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     (d) Savings Clause. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified, restricted or severed to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     (e) Changes. The terms and provisions of this Agreement may be modified or amended, and any of the provisions hereof may be waived, temporarily or permanently, pursuant to a written instrument executed by the Company and the Investor.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (g) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly therein.

     (i) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

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                        (i) if to the Company, to:

                        Absolute Waste Services, Inc.
                        141 West Jackson Boulevard, Suite 2182
                        Chicago, Illinois 60604
                        Telephone:  (312) 427-5457
                        Attention:  Thomas Duszynski

                        (ii) if to the Investor, to:

                        Augustine Fund, L.P.
                        141 West Jackson Boulevard, Suite 2182
                        Chicago, Illinois 60604
                        Telephone:  (312) 427-5457
                        Attention:  Thomas Duszynski

                        with a copy to (which copy shall not constitute notice):

                        Sachnoff & Weaver, Ltd.
                        10 S. Wacker Drive, Suite 4000
                        Chicago, Illinois 60606
                        Telephone: (312) 207-3879
                        Attention: Evelyn C. Arkebauer

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                           [Signature page to follow]

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     IN WITNESS WHEREOF, each party hereto has executed this Agreement effective as of the date first set forth above.

                                           ABSOLUTE WASTE SERVICES, INC.

                                           /s/  Thomas Duszynski
                                           -------------------------------------
                                                Thomas Duszynski,
                                                Chief Executive Officer






                                           INVESTOR:

                                           AUGUSTINE FUND, L.P.

                                           By: AUGUSTINE CAPITAL MANAGEMENT, LLC
                                            Its:  General Partner

                                           By:  /s/  John Porter
                                              ----------------------------------
                                                     John Porter

                                           Its:      Member
                                               ---------------------------------